SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant {X} Filed by a Party other than the Registrant { } Check the appropriate box:

{ } Preliminary Proxy Statement	{ } Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

{X} Definitive Proxy Statement

{ } Definitive Additional Materials

{ } Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      {X} No fee required.

      { } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      { } Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

86081

2

COEUR D’ALENE MINES CORPORATION

400 Coeur d’Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur d’Alene, Idaho 83814

August 30, 2001

Dear Shareholder:

      We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of October 9, 2001, at 9:30 A.M., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho. The primary business of the meeting will be to

•	elect directors,

•	increase the number of shares of common stock authorized for issuance under our Executive Compensation Program and Non-Employee Directors’ Stock Option Plan, and

•	ratify the selection of Arthur Andersen LLP as our independent accounting firm.

      A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, it is important that you be represented by proxy. If you cannot attend the meeting, we urge you to date and sign the enclosed proxy card, and return it promptly. We have provided a return-addressed, permit-stamped envelope for your convenience.

Sincerely,

DENNIS E. WHEELER
Chairman of the Board,
President and Chief Executive Officer

WE URGE YOU TO CAREFULLY CONSIDER EACH OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING AND THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS BEING PRESENTED.

COEUR D’ALENE MINES CORPORATION

400 Coeur d’Alene Mines Building
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

      Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on October 9, 2001, at 9:30 A.M., local time, for the following purposes:

1. To elect a Board of Directors consisting of ten persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

2. To amend our Executive Compensation Program to authorize the reservation of an additional 1,000,000 shares of common stock for issuance under the program;

3. To amend our Non-Employee Directors’ Stock Option Plan to authorize the reservation of an additional 500,000 shares of common stock for issuance under options to be granted under the plan;

4. To ratify the Board of Directors’ selection of Arthur Andersen LLP as our independent accounting firm for the year ending December 31, 2001; and

5. To transact such other business as properly may come before the meeting.

      Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

      Only shareholders of record at the close of business on August 17, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho

August 30, 2001

YOUR VOTE IS IMPORTANT

PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. MAIL THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

PROXY STATEMENT

General

      This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on October 9, 2001, and any and all adjournments thereof.

      Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.

      This Proxy Statement and the accompanying proxy are being mailed or given to our shareholders on or about August 30, 2001.

VOTING SECURITIES

      All shareholders of record as of the close of business on August 17, 2001, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on August 17, 2001, a total of 43,662,973 shares of our common stock were outstanding.

      Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the ten nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR approval of the proposed amendment of our Executive Compensation Program authorizing the reservation of an additional 1,000,000 shares of common stock for issuance under the program;

•	FOR approval of the proposed amendment of our Non-Employee Directors’ Stock Option Plan authorizing the reservation of an additional 500,000 shares of common stock for issuance under options to be granted under the plan;

•	FOR the ratification of the selection of Arthur Andersen LLP as our independent accountants for the year ended December 31, 2001; and

•	in their discretion with respect to such other business as properly may come before the Annual Meeting.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

      We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram. We have retained Morrow & Company, Inc., New York, New York, to assist in the solicitation of proxies. That firm’s charge will be $8,000 plus out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Ten directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the ten persons named below. All of the nominees currently are directors. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

		Director
Nominee	Age	Since

Dennis E. Wheeler	58	1978
Chairman of the Board of Coeur d’Alene Mines Corporation since May 1992; President since December 1980; Chief Executive Officer since December 1986; Chief Administrative Officer from December 1980 to December 1986; Secretary from January 1980 to December 1980; Senior Vice President and General Counsel from 1978 to 1980. Member of the Board of Directors and Vice Chairman of the Audit Committee of Sierra Pacific Resources (a public utility holding company).

Joseph C. Bennett	68	1981
Private investor and managing partner of family investment and mineral royalty partnership. Director of Equity Oil Company.

James J. Curran	61	1989
Chairman of the Board and Chief Executive Officer, First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 30, 1996; Chairman of the Board and Chief Executive Officer, First Interstate Bank of Oregon, N.A from February 1991 to October 1991; Chairman and Chief Executive Officer of First Interstate Bank of Denver, N.A., from March 1990 to January 1991; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A., from July 1984 to March 1990.

James A. McClure	76	1991
Of Counsel, Givens & Pursley; Consultant to the Washington, D.C. consulting firm of McClure, Gerard & Neuenschwander, Inc.; United States Senator from Idaho from 1972 to 1990; former Chairman of the Senate Energy and Natural Resources Committee.

Cecil D. Andrus	69	1995
Governor of Idaho (1971-1977 and 1987-1995); Secretary of the Department of the Interior (1977-1981). Director of Albertson’s Inc. (a nation-wide grocery retail chain), Key Corp. (commercial banking) and RENTRAK (a video cassette leasing company). Chairman of the Andrus Center for Public Policy at Boise State University; “Of Counsel” member of the Gallatin Group (a policy consulting firm).

John H. Robinson	50	1998
Executive Director of Amey PLC a (business support service) since April 1, 2000. Vice Chairman of Black & Veatch, an international engineering and construction firm, from January 1999 to March 2000; Chief Development Officer of that company from 1997-1998 and Managing Partner from 1996-1999; Chairman of Black and Veatch U.K., Ltd and President of Black & Veatch International from 1994 to March 2000. Member of the Board of Directors of Alliance Resource Partners LP (coal mining) and Protection One Inc. (security alarm monitoring services).

		Director
Nominee	Age	Since

Robert E. Mellor	57	1999
Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) since 1997, director since 1991; Of Counsel, Gibson, Dunn & Crutcher, LLP, 1991-1997. Member of the Board of Directors of The Ryland Group, Inc. (national residential home builder).

Timothy R. Winterer	64	1998
President and Chief Operating Officer of Western Oil Sands since February 2000. President and Chief Executive Officer of BHP WorldMinerals Corporation (international resources company) from 1997 to 1998; Group General Manager and Executive Vice President, BHP World Minerals (1996-1997); Senior Vice President and Group General Manager, BHP World Minerals (1992-1996); Senior Vice President, Operations International Minerals, BHP Minerals (1985-1992); Executive Vice President, Utah Development Company (1981-1985).

Xavier Garcia de Quevedo Topete	54	1999
President and Chief Operating Officer of Asarco Incorporated since November 19, 1999. General Director of Grupo Ferroviario Mexicano, S.A. de C.V. and of Ferrocarril Mexicano, S.A. de C.V. from December 1997 to December 1999; General Director of Development and Projects of Grupo Mexico, S.A. de C.V. from 1994 to 1997 and Alternate Director of that company since 1998; director of Asarco Incorporated since 1999; and director of Southern Peru Copper Corporation since December 1999.

Daniel Tellechea Salido	55	1999
Managing Director for Administration and Finance of Grupo Mexico S.A. DE C.V. since 1994; Alternate Director of Grupo Mexico since 1998; Managing Director of Mexicana De Cobre, S.A. DE C.V., 1986-1993; Director, Vice President and Chief Financial Officer of Asarco Incorporated since 1999; Director and Vice President of Finance of Southern Peru Copper Corporation since 1999.

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

      Our Board of Directors met five times during 2000. We have an Audit Committee comprised solely of outside directors and consisting of Messrs. Curran, McClure and Winterer, which met two times during 2000. The Board also has a Compensation Committee, comprised solely of outside directors and consisting of Messrs. Andrus, Bennett, Robinson and Mellor, which met three times during 2000. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served. Our Board also has an Executive Committee on which Messrs. Bennett, Curran, Mellor, Robinson and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

SHARE OWNERSHIP

      The following table sets forth information, as of August 17, 2001, concerning the beneficial ownership of our common stock by shareholders known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, by each of the nominees for election as directors, and by all of our directors/
nominees and executive officers as a group:

	Shares
	Beneficially		Percent of
	Owned		Outstanding

Asarco Incorporated(1)	7,175,000		16.43%

Dennis E. Wheeler	111,853	(2)(3)	.26

Joseph C. Bennett	20,792	(2)(3)	*

James J. Curran	104,597	(2)(3)	.24%

James A. McClure	16,433	(3)	*

Cecil D. Andrus	16,186	(3)	*

John H. Robinson	14,281	(3)	*

Robert E. Mellor	13,332	(3)	*

Timothy R. Winterer	27,464	(3)	*

Daniel Tellechea Salido	12,127	(4)	*

Xavier Garcia de Quevedo Topete	12,127	(4)	*

All executive officers and nominees for director as a group (20 persons)	408,065	(3)	.94%

(*)	Holding constitutes less than .10% of the outstanding shares.

(1)	Asarco Incorporated is primarily engaged in the mining and production of copper and is a wholly-owned subsidiary of Grupo Mexico, S.A. de C.V., a copper and precious metals mining company headquartered in Mexico. The address of Asarco Incorporated is 1150 N. 17th Avenue, Tucson, AZ 85703-0747.

(2)	Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(3)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under our Long-Term Incentive Plan or Non-Employee Directors’ Stock Option Plan: Dennis E. Wheeler — 55,115 shares; Joseph C. Bennett — 17,792 shares; James J. Curran — 104,497 shares; James A. McClure — 16,083 shares; Cecil D. Andrus — 16,086 shares; John H. Robinson — 14,181 shares; Robert E. Mellor — 13,232 shares; Timothy R. Winterer — 26,464 shares; Daniel T. Salido — 12,127 shares; Xavier G. de Q. Topete — 12,127 shares; and all executive officers and directors as a group — 341,079 shares.

(4)	Daniel T. Salido and Xavier G. de Q. Topete are designees of Grupo Mexico, S.A. de C.V., a Mexican copper mining company that is the parent of Asarco Incorporated.

COMPENSATION AND RELATED MATTERS

History and Objectives of the Company’s Executive Compensation Program

      Our Executive Compensation Program which was originally approved by the shareholders in 1989 and amended by them in 1995, provides incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect our performance. Officers of the Company and its subsidiaries (currently totaling 14 persons) are eligible to participate in the program. Hewitt Associates, a leading, independent executive compensation consulting firm, has rendered advice since the original plan was approved by shareholders on the structure of the program. The amendments to the program in 1995 were designed to make us remain competitive with mining industry peer companies and to align even further the financial incentives of management with the shareholders’ interests. We believe the executive compensation program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

Compensation Committee

      Our executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed entirely of outside directors. The Committee works with Hewitt Associates and our Chief Executive Officer to assure that the program meets the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation changes to the Board of Directors. The selection of officers receiving grants of stock options and awards of stock under the program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation, including executives salaries.

Elements of the Program

      The executive compensation program consists of three basic elements: (i) base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation. The program is performance based. For the year 2000, 75% of each executive’s annual incentive compensation was determined by our company’s overall financial performance relative to predetermined goals established by the Board of Directors, and the remaining 25% was determined by the executive’s performance relative to their individual predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee, which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. Seventy five percent of each executive’s long-term incentive compensation is based upon our company’s total return to shareholders compared to a mining industry peer group and the remaining 25% consists of stock options which align the executive’s compensation with shareholder interests.

Compensation Program Summary

      Under the executive compensation program, base salary and annual incentives are targeted at approximately the 50th percentile of that reported for other companies in the industry on a size-adjusted basis. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile, based on stated performance objectives. During 2000, Hewitt Associates reviewed executive compensation and the target levels. The compensation of our executive officers is also linked to our company’s financial performance as well as the individual officer’s performance. As more fully discussed below under “Compensation Committee Report,” annual incentive compensation awards under the Annual Incentive Plan (the “AIP”) are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual’s level of responsibility and impact on our company’s overall performance. In 2000, 75% of the AIP target award value was based on our company’s financial performance and 25% was based on the individual officer’s performance. With respect to year 2001, 50% of each executive and individual compensation will be determined by the Company’s overall financial performance relating to predetermined goals and the remaining 50% will be determined by the executive performance relating to their individual predetermined goals. The program’s Long-Term Incentive Plan (the “LTIP”) is based upon a four-year performance period. Long-term incentives include options granted under the LTIP and performance shares (payable in shares of common stock and cash after a four-year performance period) granted under our Long-Term Performance Share Plan (the “LTPSP”). The exercise price of options granted under the LTIP is equal to the fair market value of the common stock on the date of grant of the options. The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of common stock that are issued after a four-year period are directly related to the market value of our common stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. No stock options under the LTIP have been granted nor performance shares under the LTPSP awarded for services rendered in 2000. Stock options and performance shares relating to 2000 services may be granted or awarded prior to the end of December 2001 in amounts not presently known or determinable. In August 2000, the vesting period applicable to future LTPSP awards was reduced from four to three years.

      In 1989, 357,000 shares of common stock, and in 1995, 500,000 shares of common stock were authorized for issuance under the executive compensation program. As of August 17, 2001, 433,938 shares remained available to underlie awards to be granted in the future under the program. Proposal No. 2 to be voted on at this annual meeting contemplates a 1,000,000 share increase in the number of shares reserved for issuance under program awards during the next three years.

      The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year were $202,025 in 2000, compared to $850,406 in 1999 and $404,870 in 1998, and their total annual compensation was $1,282,139 in 2000 compared to $1,154,872 in 1999 and $1,025,706 in 1998.

      The following Summary Compensation Table sets forth the annual salary, annual bonus and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year for services rendered during each of the last three years.

Summary Compensation Table

					Long-Term Compensation

					Awards
		Annual Compensation					Payouts
					LTPSP	Shares
				Other Annual	Common Stock	Underlying	LTPSP	All Other
		Salary	Bonus	Compensation	Award(#Sh)	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	(3)	(#Sh)(4)	($)(5)	($)(6)

Dennis E. Wheeler	2000	$465,167	$100,625	—	3,429	—	$2,143	$59,551
Chairman, President &	1999	426,399	394,281	—	4,438	75,364	9,615	43,585
Chief Executive Officer	1998	407,638	204,645	—	—	42,569	—	48,004

Geoffrey A. Burns	2000	199,606	28,583	—	—	—	—	19,512
Senior Vice-President —	1999	141,100	106,144	—	—	—	—	3,664
Chief Financial Officer	1998	—	35,844	—	—	—	—	—

Robert Martinez(7)	2000	252,423	*		279	—	174	27,179
Senior Vice-President —	1999	249,124	181,200	—	363	25,500	784	21,214
Chief Operating Officer	1998	208,243	81,555	—	—	16,735	—	19,472

Robert T. Richins	2000	186,318	21,035		—	—	—	16,912
Vice President —	1999	171,216	100,206	—	—	7,686	—	13,757
Environmental &	1998	143,179	40,996	—	—	3,739	—	13,123
Governmental Affairs

James K. Duff	2000	178,625	15,938	—	209	—	130	17,817
Vice President —	1999	157,578	84,375	—	—	7,221	—	13,972
Business Development	1998	138,921	32,715	—	—	3,268	—	14,337

(1)	Annual incentive payments under the AIP are paid in cash and based on target award levels established by the Compensation Committee at the beginning of each annual performance period and vary depending upon each participant’s responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. During each of the above years, 75% of the award value was based on our company’s overall financial performance and 25% was based on the participant’s individual performance. Financial objectives underlying the measurement of our company’s performance include both total asset growth and cash flow return on total assets. The amounts reported above for 1998 and 1999 were paid in March 1999 and March 2000, respectively. The amounts reported above for 2000 were paid in May 2001.

(2)	Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

(3)	Shares of common stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the executive compensation program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of common stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $.9375 per share closing price of the shares on the New York Stock Exchange on December 31, 2000) of the restricted shares of common stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31, 2000 were as follows: Dennis E. Wheeler — 27,774 shares ($26,038.13) and Robert Martinez — 4,173 shares ($3,912.19).

(4)	Reports the number of shares underlying nonqualified options and incentive stock options granted under the LTIP with respect to each of the respective years. The options granted with respect to 1998 and 1999 performance were granted in March 1999 and March 2000, respectively. No options have been granted with respect to 2000 performance.

(5)	Reports cash payouts (not awards) under the LTPSP. Payments are made under the LTPSP after the end of the four-year performance period after award. The above reported payments relate to awards made in 1997 and are based on the performance period ending December 31, 2000. No long-term incentive plan awards have been made under the LTPSP with respect to services rendered in 2000.

(6)	Includes contributions to the Defined Contribution and 401(k) Retirement Plan (the “Retirement Plan”) and amounts credited to our Supplemental Retirement Plan. All full-time employees participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation; however for the years 1998, 1999 and 2000, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 16% of compensation, subject to a maximum contribution of $10,500. We contribute an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan are fully vested after five years of employment. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement, the participant’s age and the form of benefit payment elected by the participant. We maintain the Supplemental Retirement Plan for our executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Retirement Plan that is restricted due to restrictions under ERISA. In 2000, Messrs. Wheeler, Martinez, Richins, Duff and Burns were credited with company contributions of $13,600, $13,600, $8,770, $13,600, and $13,600, respectively, under the Retirement Plan. In 2000, Messrs. Wheeler, Martinez, Richins, Duff and Burns credited with $34,474, $12,929, $5,558, $4,135, and $6,312, respectively, pursuant to the Supplemental Retirement Plan. The amounts of all other compensation reported in the above table also include “above-market” interest earnings on deferred compensation that is accrued under our Supplemental Retirement Plan. “Above-market” interest earnings on deferred compensation is the excess of such interest over 120% of the applicable federal long-term rate, with compounding, as prescribed under the Internal Revenue Code. In 2000, the amounts of above-market interest earnings accrued for the benefit of Messrs. Wheeler, Martinez, Richins and Duff, amounted to $11,477, $650, $155 and $81, respectively.

(7)	Prior to his appointment as Senior Vice President — Chief Operating Officer on May 15, 1998, Mr. Martinez had served as Vice President — Operations from April 1, 1997 to May 15, 1998.

      Information relating to options granted under the LTIP in March 2000 with respect to services rendered in 1999 was set forth in the Proxy Statement, dated March 31, 2000, relating to last year’s Annual Meeting of Shareholders. No options have been granted under the LTIP with respect to services rendered in 2000. Therefore, no Option Grants Table is set forth in this Proxy Statement.

      The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 2000. No options were exercised during 2000 by such persons.

Aggregate Option Exercises And Fiscal Year-End Option Value Table

			Number of Shares
			Underlying Unexercised	Value of Unexercised
			Options at FY-End	IN-THE-MONEY
	Shares Acquired		(#)	Options at FY-End ($)(1))
	on Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable

Dennis E. Wheeler	—	—	228,110/150,297	$0

Robert Martinez	—	—	27,016/44,413	0

Geoffrey A. Burns	—	—	0/19,656	0

Robert T. Richins	—	—	1,813/11,367	0

James K. Duff	—	—	7,533/12,368	0

(1)	Market value of underlying securities at exercise or year-end, minus the exercise price.

      No long-term incentive plan awards have been made for services rendered in 2000 under the LTPSP. Therefore, no Long-Term Incentive Plan Awards Table is set forth on this Proxy Statement. (Payouts for the completed four-year performance periods ending in 1998, 1999 and 2000 are reported above under the LTPSP Payouts column of the Summary Compensation Table.)

Compensation Committee Report

      The following description of our executive compensation practices and policies is presented on behalf of the Compensation Committee of our Board of Directors. The present members of the Committee are Cecil D. Andrus, Joseph C. Bennett, John H. Robinson and Robert E. Mellor. The fundamental philosophy of our executive compensation program is to offer competitive compensation opportunities based on the Company’s performance and to a lesser extent, individual performance. The company and the Committee, at least annually, utilize the services of Hewitt Associates, a leading, independent executive compensation consulting firm, in connection with the implementation of the executive compensation program. In addition, the Committee also receives information from other mining company compensation studies. Compensation of our executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to our financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

      Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Chairman/ President/ CEO to lower amounts for other executives) depending upon the individual’s level of responsibility and impact on overall company performance. Specific individual and group objectives, reflecting the executive’s responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/ President/ CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman/ President/ CEO are established by the Committee and for 2000 included objectives relating to our operations, management and growth. Accordingly, the Compensation Committee reviews the executive’s performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 2000, 75% of the target award value was based on financial performance of the company and 25% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of 2000 were $202,025 compared to $850,406 in 1999 and $404,878 in 1998.

      Long-term incentive awards under the executive compensation program consist of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 25% is allocated to stock options granted under the LTIP and 75% is allocated to performance shares awarded under the LTPSP.

      Awards of stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the common stock on the date of grant. As of August 17, 2001, nonqualified stock options and incentive stock options to purchase a total of 299,654 shares of common stock at an average exercise price of $2.68 per share were outstanding.

      Performance shares awarded under the LTPSP are designed to award key executives for overall company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. In August 2000, the vesting period for future LTPSP awards was reduced from four to three years. Before each performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 150% for our Chairman/ President/ CEO to lower amounts for other executives) for each participant depending upon the individual’s level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the performance period vary from the initial award target based on our company’s actual total shareholder return relative to the total shareholder returns of a group of other comparable companies in the precious metals mining industry. The comparable companies are Apex Silver Mines Ltd., Battle Mountain Gold Co., Bema Gold Corp., Cambior Inc., Echo Bay Mines Corp., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, TVX Gold, Inc. and Viceroy Resources Corp. Total shareholder return is the price of the common stock at the end of the year plus dividends during the year, divided by the market value of the common stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of common stock and 40% in cash.

      Payments made in May 2001 under the AIP are based on 2000 performance. As stated above, 75% of an AIP award is based on the prior year’s growth of our total assets and cash flow return on investment and 25% is based on individual performance measured against predetermined individual or group objectives. With respect to the individual performance portion of the March 2001 AIP award to our Chairman/ President/ CEO, the award was based on 2000 performance and reflected the following company performance accomplishments in 2000:

•	the achievement of record silver production of 11.7 million ounces of silver at a cash cost of $4.09 per ounce, compared to 9.6 million ounces of silver at a cash cost of $4.17 per ounce in 1999;

•	the addition, through mine exploration programs, of a total of 16.3 million ounces of silver and 237,000 ounces of gold to reserves before an allowance for mining and the increase in silver resources by 17%;

•	the completion of a pre-feasibility study of our San Bartolome silver development project in Bolivia;

•	recognition in 2000 of the sale in February 2001 of our 50% interest in Gasgoyne Gold Mines NL for $15.6 million;

•	the successful integration of the 50% operating interest in Coeur-Silver Valley that we acquired from Asarco Incorporated in 1999 and completion of a long-range development plan for the property;

•	the discovery in November 2000 of a new area of high-grade gold and silver mineralization in the Cerro Bayo area of the Fachinal District in Chile, and the commencement of developmental activities at the new zone, which we believe has the potential to significantly improve the economics of the Fachinal Mine;

•	our repurchase of approximately $7.0 million principal amount of our 6% Convertible Subordinated Debentures due 2002 pursuant to a cash tender offer, as a result of which we recorded an extraordinary gain of approximately $1.1 million, net of tender offer expenses;

•	in addition to our repurchases of 6% Convertible Subordinated Debentures in the above-referenced tender offer, our additional purchase during 2000 of approximately $2.1 million principal amount of our 6% Convertible Subordinated Debentures due 2002, approximately $600,000 principal amount of our 6 3/8% Convertible Subordinated Debentures due 2004 and approximately $22.0 million principal amount of our outstanding 7 1/4% Convertible Subordinated Debentures due 2005, as a result of which we recorded an extraordinary gain of approximately $15.0 million;

•	the successful results of our 2000 drilling program at the Rochester Property in Nevada, the first phase of which focused on areas within and around the perimeter of the main Rochester Pit in order to expand the current pit limit and increase mine life, and the second phase of which tested areas farther outside the ultimate pit boundary, as a result of which drilling significant high-grade mineralization was identified; and

•	the successful results of the exploratory drilling carried out during the year at the Nevada Packard Property south of the Rochester pit in Nevada, as a result of which significant mineralization in the east and west ore zones was identified.

      On May 8, 2001, the Committee and the Board of Directors approved an option exchange program that the Company extended to the four persons employed by us that held fully-vested options that had been granted to them between 1992 and 1997. The options entitled the holders to purchase an aggregate of 268,861 shares of our common stock at exercise prices ranging from $13.125 to $20.875 per share. The options were to expire ten years from the date of grant. The closing sale price of the common stock on the New York Stock Exchange on May 8, 2001 was $1.26 per share. Pursuant to the option exchange program, on May 15, 2001 the four persons were extended the right prior to June 15, 2001 to tender and have cancelled their options granted between 1992 and 1997 and have a new option granted in exchange therefore on December 17, 2001 (which is six months and one day after June 15, 2001). Each of the four persons exercised their right and new, fully-vested options exercisable for a ten-year period will be granted to them on December 17, 2001 at an exercise price equal to the market value of the common stock at that time. The following table sets forth information relating to the above option exchange program. We have not previously repriced outstanding options.

			Years During
		Number of Shares	Which Cancelled
		Underlying	Options Were	Range of Cancelled
Name of Optionee	Title	Cancelled Options	Granted	Option Exercise Prices

Dennis E. Wheeler	Chairman, President and CEO of the Company	229,090	1992–1997	$13.125–$20.875
Robert Martinez	Senior Vice-President and COO of the Company	20,429	1992–1997	$13.125–$20.875
James Duff	Vice-President — Business Development of the Company	8,031	1997	$13.125–$17.50
Alfredo Cruzat	Vice President and General Manager of CDE Chilean Mining Corp., a subsidiary of the Company	11,311	1996–1997	$13.125–$20.875

Total		268,861

Compensation Committee of the
Board of Directors
Joseph C. Bennett, Chairman
Cecil D. Andrus
John H. Robinson
Robert E. Mellor

SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

      Pursuant to our Supplemental Retirement Deferred Compensation Plan, officers may defer up to 50% of their salary as well as 100% of the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate +1% not to exceed 10% and payout may be affected by a lump sum or an annuity. Any portion of the incentive award may be deferred into Coeur d’Alene Mines’ stock equivalents in the Supplemental Retirement and Deferred Compensation Plan for a minimum of five years and will receive a 25% match on the amount deferred.

Directors’ Fees

      Pursuant to our Non-Employee Directors’ Stock Option Plan, outside directors must receive at least $5,000 of their $50,000 annual director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. Information relating to options granted to outside directors on January 3, 2000, was set forth in last year’s proxy statement relating to the 2000 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 2, 2001:

	Amount of	Number	Option
	Foregone	of Shares	Exercise
	Director’s	Subject to	Price Per
Name of Outside Director	Fees	Option*	Share**

Cecil D. Andrus	$5,000	9,615	$0.9375

Joseph C. Bennett	5,000	9,615	0.9375

James J. Curran	50,000	48,077	0.9375

James A. McClure	5,000	9,615	0.9375

Robert E. Mellor	5,000	9,615	0.9375

John H. Robinson	5,000	9,615	0.9375

Daniel Tellechea Salido	5,000	9,615	0.9375

Xavier Garcia de Quevedo Topete	5,000	9,615	0.9375

Timothy R. Winterer	10,000	19,230	0.9375

Total	$95,000	134,612

*	The number of shares is determined by dividing each outside director’s foregone director’s fee by the per-share value of an option using the Black-Scholes option valuation method.

**	The option exercise price is equal to the average of the high and low prices of our common stock reported by the New York Stock Exchange on January 2, 2001, which was the date of grant.

     Committee members receive no compensation for their services.

Directors’ Retirement Plan

      Pursuant to Directors’ Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year’s retirement benefit is equal to 40% of the outside director’s annual compensation as a director at the time of retirement.

Change in Control Provisions

      In the event of a change in control of the Company, as defined below, all awards under the executive compensation program fully vest as follows:

•	all unvested stock options become fully exercisable;

•	any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the change in control date;

•	cash or common stock payments of performance awards made under the program must be fully paid within 30 days following the date of the change in control.

      A change in control of the company for purposes of the program is deemed to occur in the event of:

•	an organization, group or person acquires beneficial ownership of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	a majority of the members of our Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board;

•	a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a change in control of the company; or

•	we are combined with or acquired by another company and the Board determines, either before or after such event, that a change in control will or has occurred.

Employment Agreements

      We have an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a three-year term of employment and which is automatically extended for one year on June 1 of each year unless terminated or modified by us by written notice. Mr. Wheeler’s employment agreement includes the same change in control provisions as those included in the executive severance agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

      During 2000, and continuing from year-to-year thereafter unless terminated by us by written notice, the executive severance agreements with 11 executive officers provide that certain benefits will be payable to the executives in the event of a change in control of us and the termination of the executive’s employment within two years after such change in control for any reason other than for cause, disability, death, normal retirement or early retirement. The term “change in control” for purposes of the executive severance agreements has the same meaning as that discussed above under “Change in Control Provisions.”

      The benefits payable to an executive in the event of a change in control and such termination of employment are:

•	the continued payment of the executive’s full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment;

•	the continued payment by us during that period of all medical, dental and long-term disability benefits under programs in which the executive was entitled to participate immediately prior to termination of employment;

•	acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by us to the executive under the executive compensation program; and

•	the granting to the executive of continued credit through the two-year period following termination of employment for purposes of determining the executive’s retirement benefits under our Retirement Plan.

Each executive severance agreement provides that if the severance payments provided thereunder would constitute a “parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the executive’s average annual taxable compensation during the five-year period preceding the change in control.

PROPOSAL NO. 2

      PROPOSED AMENDMENT OF OUR EXECUTIVE COMPENSATION PROGRAM AUTHORIZING THE RESERVATION OF AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PROGRAM.

      In 1989, shareholders authorized the reservation of 357,000 shares of our common stock for issuance under our Executive Compensation Program and in 1995, shareholders authorized the reservation of an additional 500,000 shares of common stock for issuance under the program. As of the date of this Proxy Statement, 433,938 shares remained available for issuance under the program. On December 19, 2000, our Board of Directors approved a resolution amending the program to authorize, subject to shareholder approval at the annual meeting, an additional 1,000,000 shares of common stock for issuance under the program (either directly or upon the exercise of options to be granted under the program). The 1,000,000 amount of shares called for by the proposed amendment reflects our estimate of the maximum amount of shares, which will depend on the market value of the common stock at the time of the award or grant, that we anticipate may be called for in connection with awards and option grants under the Execution Compensation Program during the next two to three years.

      As more fully explained under the caption “Compensation and Related Matters” above, the three component plans that constitute the executive compensation program are the Annual Incentive Plan, the Long-Term Incentive Plan and the Long-Term Performance Share Plan. The Annual Incentive Plan provides for annual cash incentive compensation awards, 75% of which are based on the financial performance of our company and 25% of which is based on the individual officer’s performance. Of each long-term incentive granted under the Executive Compensation Program, 25% consists of incentive or non-qualified stock options granted under the Long-Term Incentive Plan, and 75% consists of performance shares granted under the Long-Term Performance Share Plan. The Long-Term Incentive Plan provides for the grant of incentive and non-qualified stock options that are based on a percent of base salary and vest cumulatively at a rate of 25% per year. The Long-Term Performance Share Plan provides for the issuance of performance share awards (60% of which are payable in shares of common stock and 40% of which are payable in cash after the performance period that has been four years for past awards and will be three years for future awards) and are based on long-term shareholder value enhancement relative to industry competitors over the performance period. All long-term incentive awards granted under the Long-Term Incentive Plan and Long-Term Performance Plan directly relate to the performance of the Company.

      The tables set forth above under the caption “Compensation and Related Matters” set forth data relating to the awards made under our Executive Compensation Program for performance in 2000. Reference is made to those tables and the related description of the program. Reference also is made to the above Compensation Committee Report description of the option exchange program that resulted in the cancellation on June 15, 2001 of options previously granted between 1992 and 1997 relating to 268,861 shares, and will result in the granting of new options for that number of shares on December 17, 2001.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT OF OUR EXECUTIVE COMPENSATION PROGRAM AUTHORIZING THE RESERVATION OF AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PROGRAM.

PROPOSAL NO. 3

      PROPOSED AMENDMENT OF OUR NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN AUTHORIZING THE RESERVATION OF AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER OPTIONS TO BE GRANTED UNDER THE PLAN.

      At our Annual Meeting of Shareholders in 1995, shareholders approved our Non-Employee Directors’ Stock Option Plan and authorized 200,000 shares of our common stock for issuance upon the exercise of options granted under the plan. Under the plan, which is administered by our Board of Directors, each outside director must receive at least $5,000 of his $50,000 annual director fee in the form of stock options in lieu of $5,000 of cash compensation. Each director also is able to elect to receive a stock option in lieu of cash fee for up to the $45,000 balance of his annual director fee. As of the date of this proxy statement, no shares remain available for issuance under the plan. On December 19, 2000, our Board of Directors approved a resolution authorizing, subject to shareholder approval at the annual meeting, an additional 500,000 shares for issuance upon the exercise of options to be granted under the plan. The 500,000 amount of shares called for by the proposed amendment reflects our estimate as to the maximum amount of shares, which will depend on the market value of the common stock at the time of the award or grant, that we anticipate may be called for to underlie options to be granted to non-employee directors during the next two to three years.

      A description of our Non-Employee Directors’ Stock Option Plan is set forth above under the sub-caption “Directors’ Fees” that appears below the caption “Compensation Related Matters.” Options are automatically granted under the plan on the third business day of January of each year to each non-employee director. The value of the option is determined by an independent consultant applying the Black-Scholes option valuation method designed to value a right to acquire our shares of common stock at an exercise price equal to the fair market value of our shares on the date of grant. The option is exercisable at any time beginning six months from the date of grant and ending ten years from the date of grant.

      Data regarding the options that were granted under the Non-Employee Directors’ Stock Option Plan to non-employee directors on January 2, 2001 is set forth above under “Compensation and Related Matters — Directors’ Fees.”

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN AUTHORIZING THE RESERVATION OF AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER OPTIONS TO BE GRANTED UNDER THE PLAN.

PROPOSAL NO. 4

INDEPENDENT ACCOUNTANTS

      The firm of Arthur Andersen LLP has served as our independent accounting firm since October 1999. Our Board of Directors has appointed that firm to serve as our independent accounting firm for the current fiscal year ending December 31, 2001. A resolution will be presented at the Annual Meeting to ratify the appointment by our Board of Directors of Arthur Andersen LLP to serve as our independent accountants for the current fiscal year. A majority vote is required for ratification. A representative of Arthur Andersen LLP will be present at the Annual Meeting to answer any questions concerning our financial statements and to make a statement if he or she desires to do so.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

AUDIT COMMITTEE REPORT

      The Audit Committee of our Board of Directors, which currently consists of James J. Curran, James A. McClure and Timothy R. Winterer, is governed by its charter, a copy of which is attached as Appendix B to this Proxy Statement. All the members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, which means that they have no relationship to the Company that may interfere with the exercise of their independence from our management.

      The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2000 with management and our independent auditing firm, Arthur Andersen LLP. In that connection, the Audit Committee discussed with Arthur Andersen the matters required to be discussed by Statement of Accounting Standards No. 61. SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

      Arthur Andersen reported to the Audit Committee that:

•	there were no disagreements with management,

•	it was not aware of any consultations about significant matters that management discussed with other auditors,

•	no major issues were discussed with management prior to its retention,

•	it received full cooperation and complete access to our books and records,

•	there was no fraud or likely illegal acts,

•	there were no significant internal control deficiencies, and

•	there were no known probable material misstatements in our interim reports.

      In addition, the Audit Committee received from Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1 and discussed Arthur Andersen’s independence with Arthur Andersen. Pursuant to ISB 1, Arthur Andersen:

•	disclosed to the Audit Committee all relationships between Arthur Andersen and its related entities that in AA’s professional judgment may reasonably be thought to bear on independence, and

•	confirmed in the letter that, in its professional judgment, it is independent of the company.

      Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee’s charter attached as Appendix A to this Proxy Statement for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board Directors

JAMES J. CURRAN, Chairman
JAMES A. MCCLURE
TIMOTHY R. WINTERER

Audit and Non-Audit Fees

      The total fee billed for professional services rendered by Arthur Andersen LLP for the audit of the Company’s financial statements for the year ended December 30, 2000, and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2000 was approximately $136,000. In addition, Arthur Andersen received approximately $111,000 of fees for all other non-audit services rendered by Arthur Anderson during 2000. The Audit Committee has considered whether Arthur Andersen’s provision of the non-audit services to the Company is compatible with maintaining Arthur Andersen’s independence.

STOCK PERFORMANCE CHART

      The following chart compares our cumulative total shareholder return with (i) the S&P 500 Index, which is a performance indicator of the overall stock market, and (ii) a peer group determined by us.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG COEUR D’ALENE MINES CORPORATION,
S&P 500 INDEX, OLD AND NEW PEER GROUP INDEXES

Assumes $100 invested on January 1, 1995, in our Common Stock, S&P 500 Index and the peer group index.

*	Total return assumes reinvestment of dividends.

**	The issuers of common stock included in the peer group are Apex Silver Mines Ltd., Battle Mountain Gold Co., Bema Gold Corp., Cambior Inc., Echo Bay Mines Corp., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, TVX Gold, Inc. and Viceroy Resources Corp.

***	Fiscal year ending December 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. We believe that all reports of securities ownership and changes in such ownership required to be filed during 2000 were timely filed.

YEAR 2002 SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2002 Annual Meeting must be received by our Secretary, 400 Coeur d’Alene Mines Building, Post Office Box I, Coeur d’Alene, Idaho 83814 no later than December 3, 2001, (i.e., approximately 120 days prior to March 31, 2002, which is the presently expected date of mailing of the proxy statement relating to next year’s annual meeting), in order for them to be considered for inclusion in the 2002 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to us by February 15, 2002 (i.e., at least 45 days prior to March 31, 2001, which is the presently expected date of the mailing of the proxy statement relating to next year’s annual meeting). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

      Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote the Proxy in accordance with their discretion.

      Our 2000 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2000, were mailed on May 1, 2001 to shareholders of record on April 30, 2001. For those shareholders who became shareholders of record subsequent to that date, this Proxy Statement is accompanied by a copy of that report. The Annual Report is not to be regarded as part of the proxy solicitation materials.

By order of the Board of Directors,
COEUR D’ALENE MINES CORPORATION

DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho

August 24, 2001

Appendix A

COEUR D’ALENE MINES CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

      To define the composition and responsibilities of the Company’s Audit Committee.

Scope

      This policy applies to Coeur d’Alene Mines Corporation and its consolidated subsidiaries.

RESOLUTION ADOPTING STATEMENT OF DUTIES, RESPONSIBILITIES AND
INDEPENDENCE OF THE AUDIT COMMITTEE

      Resolved that the following statement of duties, responsibilities and independence of the Audit Committee of the Board of Directors is hereby adopted:

      The Audit Committee shall be composed of at least three members of the Board of Directors, each of whom is both “Independent” and “Financially Literate”, as those terms are defined by Section 303 of the rules of the New York Stock Exchange relating specifically to audit committees.

      The purpose of the Audit Committee is to assist the Board of Directors in carrying out its oversight responsibilities with respect to the Corporation’s internal controls and its financial reporting and compliance obligations. The Committee shall take appropriate action to encourage free and open communication among the Board, independent accountants, and the officers of the Corporation responsible for financial accounting and reporting and the internal accounting controls of the Corporation. The Committee’s duties and responsibilities shall include the following:

1.	To review and recommend to the directors the selection of the Company’s independent accountants.

2.	To meet with the independent accountants and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit including any comments or recommendations of the independent accountants.

3.	To review with the independent accountants, Chief Executive Officer, the internal Auditor and with the Company’s management the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Corporation, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper. Further, the Committee should periodically review Company policy statements in terms of their adequately representing a code of conduct.

4.	To approve the Mission Statement for the Internal Auditor. To review the internal audit function of the Corporation including the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining the best possible effect of balance between independent and internal auditing resources. The Committee shall be provided a summary of findings from completed internal audits.

5.	Prior to the release of the annual report to shareholders, the Committee will review the financial statements to be contained in such report with the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

A-1

6.	At least annually, the Audit Committee shall meet with the independent auditors and the internal auditor without members of management present. Among the items to be discussed in this meeting are the independent accountants’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation which the independent accountants receive during the course of their audit. In addition, the Audit Committee will ensure that all matters required by Statement of Auditing Standards No. 61 have been discussed during this annual meeting, specifically seeking the independent auditors judgement about the quality and, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

7.  The Audit Committee shall periodically report to the Board of Directors of the Company.

8.	The Committee may cause to be made an investigation into any material matter brought to its attention within the scope of its duties. The Committee upon approval of the Board of Directors may retain outside counsel for this purpose.

9.	The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

10.	The Audit Committee is responsible for ensuring that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

Administrative Responsibility

      The general supervision and administration of this policy is the responsibility of the President and Chief Executive Officer, who coordinates all activities with the Company’s Audit Committee.

A-2

PROXY

COEUR D’ALENE MINES CORPORATION

400 COEUR D’ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX 1
COEUR D’ALENE, IDAHO 83814

COMMON STOCK PROXY

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 9, 2001, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, Geoffrey A. Burns, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held October 9, 2001, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no decision is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

      (CONTINUED ON REVERSE SIDE)

---------------------------------------------------------------------
- FOLD AND DETACH HERE -

Please mark
your votes like
this in blue or
{X}
black ink.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

WITHHOLD
		FOR		AUTHORITY
		all ten nominees		to vote for all
		(except as marked to		nominees
		the contrary below)		listed at left
1.	To elect directors C.D.Andrus,	{ }		{ }

J.C. Bennett, J.J. Curran, J.A. McClure, R.E. Mellor, D.T. Salido, X.G. de Q. Topete, J.H. Robinson, D.E. Wheeler, and Timothy R. Winterer

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment of the Executive Compensation Program authorizing the reservation of additional 1,000,000 shares of common stock for issuance thereunder	{ }	{ }	{ }

		FOR	AGAINST	ABSTAIN

3.	To approve an amendment of the Non-Employer Directors’ Stock Option Plan authorizing the reservation of an additional 500,000 shares of common stock for issuance thereunder	{ }	{ }	{ }

		FOR	AGAINST	ABSTAIN

4.	To ratify the selection of Arthur Andersen LLP as the Company’s independent public accountants for 2001	{ }	{ }	{ }

5.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Dated:

----------------------------, 2001

-------------------------------------
Signature of Shareholder

-------------------------------------

Signature of Shareholder

Sign exactly as your name appears hereon.

When signing in a representative or fiduciary capacity, indicate the title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

---------------------------------------------------------------------
- FOLD AND DETACH HERE -